TOKHEIM CORPORATION
                             FORT WAYNE, INDIANA

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held April 18, 1997

   TO THE STOCKHOLDERS OF TOKHEIM CORPORATION:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tokheim Corporation, an Indiana corporation, will be held in the corporate offices at 10501 Corporate Drive, Fort Wayne, Indiana 46845, on Friday, April 18, 1997, at 10:00 a.m., Eastern Standard Time, for the following purposes:

     To elect three directors for three-year terms.

     To consider and act upon a proposal recommended by the Board of Directors to elect Coopers & Lybrand, L.L.P. as the independent auditors for the 1997 fiscal year.

     To consider and act upon a proposal recommended by the Board of Directors, set forth in the accompanying Proxy Statement, to amend the company's stock option plans.

     To transact any other business that may properly come before the meeting or any adjournments thereof.

       The Board of Directors has fixed the close of business on February 7, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

       The Annual Report of the Company for the fiscal year ended November 30, 1996, including financial statements, has been mailed to all stockholders, and your Board of Directors urges you to read it. By Order of the Board of Directors,

   March 24, 1997                            Norman L.Roelke, Secretary



                   YOUR VOTE IS IMPORTANT

          The  Board of  Directors  considers  the
          vote  of  each   stockholder  important,
          whatever the number of shares held.   If
          you are unable to attend the meeting in person, please date, sign, and return your proxy in the enclosed envelope at your earliest convenience. The prompt return of your proxy will save expense to your Company.

  THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE
                           ACCOMPANYING PROXY.


                           TOKHEIM CORPORATION
                              PROXY STATEMENT

       The enclosed proxy is solicited by the Board of Directors of Tokheim Corporation ("the Company") for use at the Annual Meeting of Stockholders to be held April 18, 1997, at 10:00 a.m., Eastern Standard Time, and any adjournments thereof. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited by directors, officers, or other employees of the Company in person or by telephone or telegraph. The Company will bear the cost of any solicitation.

       The Company's mailing address is P. O. Box 360, Fort Wayne, Indiana 46801. The annual Meeting of Stockholders will be held in the corporate offices at 10501 Corporate Drive, Fort Wayne, Indiana 46845. This Proxy Statement, Proxy, along with the Company's Annual Report to Stockholders are first being mailed to stockholders on March 24, 1997.

       Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone. In addition, the Company has retained D. F. King to assist in the solicitation of proxies for a fee of less than $5,000, plus reimbursement of reasonable out-of-pocket expenses incurred with the solicitation.

       Stockholders of record at the close of business on February 7, 1997 are entitled to notice of and to vote at the meeting. On that date, there were outstanding and entitled to vote 7,945,474 shares of Common Stock, each share entitled to 1 vote, and 793,160 shares of Convertible Preferred Stock, each share entitled to 1 vote.

       When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the meeting. Any stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company before the meeting, by submitting a subsequent valid proxy, or by attending the meeting.

       Shareholders do not have cumulative voting rights with respect to the election of directors.

       The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below. All shares represented by proxies which are returned properly signed will be voted as specified on the proxy. If choices are not specified on the proxy, the shares will be voted as recommended by the Board. The Company's bylaws require that the holders of a majority of the total numbers of shares issued and outstanding be represented in person or by proxy for business at the meeting to be transacted. Abstention and broker non-votes will be counted in determining whether a quorum exists.

   ELECTION OF DIRECTORS

       The Articles of Incorporation of the Company provide that there shall be three classes of directors, each class being elected for a three-year term. Three Class A Directors are to be elected at the 1997 Annual Meeting, three Class B Directors at the 1998 Annual Meeting, and three Class C Directors at the 1999 Annual Meeting. Subject to the right of stockholders to withhold authority to vote for the election of directors, the persons named in the enclosed proxy have indicated they intend to vote for the election as directors the nominees listed below. The Board of Directors has no reason to believe that any of the nominees will be unable to serve, but in the event that any nominee(s) is not available, the persons named in the proxy will vote for substitute nominee(s) designated by the Board of Directors.

       All of the nominees to be elected at the 1997 Annual Meeting have been serving as directors and were elected by vote of the stockholders. Information as to the nominees and each of the current directors whose term continues after the Annual Meeting is as follows:

COMMON SHARES
          PRINCIPAL OCCUPATION                              BENEFICIALLY
           OR EMPLOYMENT AND                  DIRECTOR       OWNED AS OF
             DIRECTORSHIPS             AGE      SINCE      FEBRUARY 7, 1997

NOMINEES FOR ELECTION TO SERVE UNTIL THE 2000 ANNUAL MEETING

ROBERT M. AKIN, III ..............61  1993     2,600
Retired, formerly served as
President and Chief Executive
Officer, from 1971 to 1995, of
Hudson International Conductors,
a subsidiary of Phelps Dodge
Corp., a manufacturer of
specialty wire products.

JAMES K. BAKER ...................65  1993      1,400
Vice Chairman of the Board of
Arvin Industries, Inc., a global
manufacturer of automotive
products. From 1993 to 1996, he
was Chairman of the Board, and
from 1986 to 1993, he was
Chairman and Chief Executive
Officer of Arvin Industries,
Inc. He is also a director of
Arvin Industries, Inc.; First
Chicago NBD Corp.; Amcast
Industrial Corp.; The GEON
Company; and CINergy Corp.

RICHARD W. HANSEN ................59  1995      200
Chairman, President, and Chief
Executive Officer since 1977 of
Furnas Electric Company, a
leading manufacturer of
industrial electrical and
electronic motor control
products.

The affirmative vote of the holders of a plurality of the shares represented and entitled to vote at the meeting is required for the election of directors.

                    THE BOARD OF DIRECTORS RECOMMENDS
             A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE


                                                           COMMON SHARES
          PRINCIPAL OCCUPATION                              BENEFICIALLY
           OR EMPLOYMENT AND                  DIRECTOR      OWNED AS OF
             DIRECTORSHIPS             AGE     SINCE       FEBRUARY 7,1997

DIRECTORS WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING

WALTER S. AINSWORTH ...............68  1992    3,214
Retired; formerly served as
President and Chief Executive
Officer, from 1979 to 1992, of
Phelps Dodge Magnet Wire
Company, which produces and
markets internationally, magnet
wire, the insulated conductor
for most electrical systems. He
was Senior Vice President of
Phelps Dodge Corp. from 1985 to
1992. He is also a director of
Fort Wayne National Corporation.

B. D. COOPER ......................54   1993    1,600
President and Chairman of the
Board of P.E.S. Inc., which
sells and distributes petroleum
equipment to the petroleum
industry. He is also a director
of Delhi Bancshares. DOUGLAS K.
PINNER ..56 1992 8,769 President
and Chief Executive Officer of
the Company since 1992. He was
made Chairman of the Board of
the Company in 1996. From 1983
to 1992, he was President of
Slater Steels Fort Wayne
Specialty Alloys, a wholly owned
subsidiary of Slater Industrial
of Toronto, which manufactures
stainless steel bar. He is also
a director of Superior Metal
Products.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING

GERALD H. FRIELING, JR ............66   1989    5,200
Chairman of the Board of the
Company from 1991 to 1996. He
was Chief Executive Officer of
the Company from 1991 to 1992;
and from 1979 to 1989, he was
Chairman of the Board, President
and Chief Executive Officer of
National-Standard, a diversified
manufacturer of specialty wire,
metal products, and machinery.
He is also director of CTS
Corporation.

DR. WINFRED M. PHILLIPS ...........56   1986   1,400
Dean, College of Engineering and
Associate Vice President,
Engineering and Industrial
Experiment Station of the
University of Florida.

IAN M. ROLLAND ...................63    1981   1,925
Chairman and Chief Executive
Officer since 1992 of Lincoln
National Corporation, which
provides life insurance and
annuities, property-casualty
insurance and related services
through its subsidiary
companies. He was President and
Chief Executive Officer of
Lincoln National Corporation
from 1975 to 1992. He is also a
director of Lincoln National
Corporation; NIPSCO Industries,
Inc.; Norwest Bank Indiana, N.
A.; and Norwest Corporation.

     BOARD OF DIRECTORS AND BOARD COMMITTEES

       The Company's Board of Directors held nine meetings during the past fiscal year. The Board of Directors has established the following
   Committees: Audit, Compensation, Executive, and Technical. Members normally serve on a Committee for a three-year period. Each director, with the exception of Mr. Rolland, attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such director served during the past fiscal year. Mr. Rolland, unable to attend several meetings because of other business commitments, did attend 72% of the scheduled meetings.

       AUDIT COMMITTEE: The Audit Committee, which consists of three non-employee directors, met three times during the past fiscal year. The Committee arranges the details of the annual audit of the Company and recommends to the Board of Directors independent auditors to be presented for consideration by the stockholders. In addition, the Committee meets periodically with members of Internal Audit and independent auditors to review (1) internal audits of a significant nature, (2) external scope in planning, and (3) management letters and significant items covered therein. The following directors currently comprise the Audit Committee: James K. Baker; Gerald H. Frieling, Jr.; and Ian M. Rolland.

       COMPENSATION COMMITTEE: The Compensation Committee, which consists of three non-employee directors, met four times during the past fiscal year. The Committee makes recommendations to the Board of Directors concerning officers' salaries and other compensation and is responsible for reviewing compensation for directors. The following directors currently comprise the Compensation Committee: Walter S. Ainsworth, James K. Baker, and Richard W. Hansen.

       EXECUTIVE COMMITTEE: The Executive Committee, which consists of four non-employee directors, met six times during the past fiscal year. The Committee reviews strategic plans of the Company and lends other assistance to the President and Chief Executive Officer as required. In addition, the Committee serves as a nominating committee for prospective directors. The Committee will consider candidates recommended by stockholders for nomination to the Board of Directors. Recommendations may be submitted in writing to the Executive Committee at the Company's mailing address. The following directors currently comprise the Executive Committee: Walter S. Ainsworth; Robert M. Akin; Gerald H. Frieling, Jr.; and Ian M. Rolland.

       TECHNICAL COMMITTEE: The Technical Committee, which consists of four non-employee directors, met three times during the past fiscal year. The Committee reviews strategic technical plans of the Company and reviews software and hardware approaches used by the Company as required. The following directors currently comprise the Technical Committee: Robert
   M. Akin, B. D. Cooper; Richard W. Hansen; and Dr. Winfred M. Phillips.

   EXECUTIVE COMPENSATION

       The following tables set forth various aspects of executive compensation paid by the Company for services over the past three fiscal years to the Company's Chief Executive Officer and each of the four most highly compensated executive officers.


                                   SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                              COMPENSATION
                               ANNUAL COMPENSATION                             _AWARDS(1)__
                                                            OTHER
      NAME                                                  ANNUAL     SECURITIES
      AND                                                   COMPEN     UNDERLYING   ALL OTHER
      PRINCIPAL                      SALARY       BONUS     SATION      OPTIONS/    COMPENSA-
      POSITION                YEAR   __$____     __$___     __$___      _SARS(#)    TION ($)(2)

   Douglas K. Pinner          1996   $297,917   $120,000   $ 2,893(3)     ---       $33,378(4)
   Chairman, Chief Executive  1995    272,917     30,000     1,880(3)     ---        24,435
   Officer, and President     1994    246,250     25,000     1,788(3)     ---        22,276

   John A. Negovetich         1996   $177,690   $ 60,000   $58,486(5)     ---      $  7,543(6)
   President, Tokheim
   North America,
   Chief Financial Officer

   Jacques St-Denis           1996   $148,750   $ 30,000   $45,426(7)     ---      $10,211(8)
   President Directeur
   General of Tokheim/
   Sofitam

   Terry M. Fulmer            1996   $174,583   $   ---    $ 1,251(9)     ---      $18,791(10)
   Senior Vice President,     1995    169,167     15,000       751(9)     ---       15,521
   Global Manufacturing       1994    141,250     20,000       714(9)     ---       14,541
   Operations

   Condell B. Ellis, Jr.      1996   $159,167   $   ---    $ 4,811(11)    ---      $40,727(12)
   Senior Vice President,     1995    150,000     20,000     1,934(11)    ---       27,317
   North American Sales/      1994     39,886(13)   ---        ---        ---       24,668
   Marketing

     1) There were no Restricted Stock Awards and no long-term incentive plan payouts in the last fiscal year.
     2) In accordance with the rules of the Securities and Exchange Commission, a description of the amounts related to fiscal 1995 and 1994 has not been included. The Company provides the named executive officers with certain group life, health, medical, and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to the Securities and Exchange Commission's rules.
     3) Represents taxes paid on Mr. Pinner's behalf in 1996, 1995, and 1994.
     4) Includes Company contributions to the Retirement Savings Plan of $7,950; term life insurance premiums of $5,703; and $19,725 estimated present value of cash surrender value to be received in future years.
     5) Represents a signing bonus of $20,000; relocation reimbursements of $29,451; and taxes of $9,035 paid on Mr. Negovetich's behalf.
     6) Includes Company contributions to the Retirement Savings Plan of $1,150; term life insurance premiums of $2,531; and $3,862 estimated present value of cash surrender value to be received in future years.
     7) Includes a foreign service assignment bonus of $45,000 and taxes pair on Mr. St-Denis behalf of $426.
     8) Includes Company contributions to the Retirement Savings Plan of $8,683; term life insurance premiums of $840; $688 estimated present value of cash surrender value to be received in future years.
     9) Represents taxes paid on Mr. Fulmer's behalf in 1996, 1995 and 1994.
     10) Includes Company contributions to the Retirement Savings Plan of $7,595; term life insurance premiums of $2,466; and $8,730 estimated present value of cash surrender value to be received in future years.
     11)  Represents taxes paid on Mr. Ellis behalf in 1996 and 1995.
     12) Includes Company contributions to the Retirement Savings Plan of $7,817; term life insurance premiums of $5,011; and $27,899 estimated present value of cash surrender value to be received in future years.
     13) Mr. Ellis terminated his employment with the Company on February 28, 1994. He was rehired as Vice President, Domestic Sales on November 14, 1994.

       During the fiscal year ended November 30, 1996, John A. Negovetich was the only executive officer granted stock options. Mr. Negovetich was granted 30,000 shares in stock options at an exercise price of $7.125 per share. No other options or Stock Appreciation Rights (SARs) were granted, nor were any SARs exercised, and no long-term incentive plan awards were made to the executive officers named in the table above. The following table sets forth information regarding stock options exercised during fiscal 1996 and unexercised options held as of the end of fiscal year 1996.



           AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR-END OPTIONS/SAR VALUES

                                                     NUMBER OF
                                                     SECURITIES          VALUE OF
                                                     UNDERLYING        UNEXERCISED
                                                     UNEXERCISED       IN-THE-MONEY
                                                    OPTIONS/SARS       OPTIONS/SARS
                           SHARES                    AT FISCAL          AT FISCAL
                          ACQUIRED       VALUE       YEAR-END (#)      YEAR-END ($)
                        ON EXERCISE    REALIZED    EXERCISABLE(E)/    EXERCISABLE (E)/
      NAME                  (#)          ($)       UNEXERCISABLE (U)  UNEXERCISABLE (U)
      ----              -----------    --------    -----------------  -----------------
   Douglas K. Pinner          0           0           115,322(E)          224,142(E)
                                                            0                   0
   John A. Negovetich         0           0             7,500(E)           14,063(E)
                                                       22,500(U)           42,188(U)
   Jacques St-Denis           0           0             1,875(E)                0
                                                          625(U)                0
   Terry M. Fulmer            0           0            29,500(E)           58,756(E)
                                                            0                   0
   Condell B. Ellis, Jr.      0           0            23,000(E)           29,638(E)
                                                            0                   0


                        COMPENSATION OF DIRECTORS

       During fiscal year 1996, non-employee directors of the Company received a quarterly retainer of $2,400--$800 for each meeting of the Board or a Committee of the Board attended in person; $400 for each Board or Committee meeting attended telephonically; and 200 shares of Common Stock, payable on December 1,1996. In addition, Gerald H. Frieling, Jr., received $10,000 each quarter as compensation for his services as Chairman of the Board. Directors may, by written agreement with the Company, defer payment of compensation until they cease to be members of the Board or reach age 70, whichever is later. Directors who are officers or employees of the Company receive no additional compensation for their services as directors.

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING CONFERENCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such furnished to the Company and written representations from the Company's executive officers and directors, all report were filed on a timely basis.

         EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

       The Company has entered into employment agreements with each of its executive officers, including its Chief Executive Officer. These agreements provide for basic terms of compensation for these officers, as well as identifying existing benefit programs extended by the Company. These agreements also restrict the officers from competition with the Company under certain circumstances and prohibit disclosure of confidential information. In addition, the agreements provide for termination benefits in the event of change of control of the Company, as defined in the agreements themselves. These benefits essentially provide for continuing salary and fringe benefits for a period of 24 months in the event termination of employment occurs within 12 months from the date of change of control. These provisions are intended to keep the Company competitive in its retention of management personnel. Based upon the level of current compensation of the named executive officers, as well as the Chief Executive Officer, payments under these provisions would exceed $100,000.

                           REPRICING OF OPTIONS

       The Company has adopted a policy prohibiting the reissue or repricing of any options granted under the Stock Incentive Plan.

                      COMPENSATION COMMITTEE REPORT

   OVERVIEW

       The Compensation Committee (the "Committee") is responsible for the approval and administration of compensation programs which relate to the pay levels of all executive officers and selected key employees. It is the objective of the Committee to ensure the Company's ability to attract and retain the highest caliber executives by providing adequate and appropriate compensation programs for attainment of superior financial results which ultimately benefit the stockholders, customers, employees, and communities in which the Company operates. The Committee approves all compensation involving the executive officers, all incentive stock awards, and periodically reviews compensation for other key employees.

   SALARIES

       To attract and retain the most capable executives, it is the responsibility of the Compensation Committee to design a compensation program that is competitive with similar manufacturing companies. The Committee has studied various analyses of salary ranges for equivalent positions within a suitable Peer Group. The Peer Group used consisted of many approximate-sized companies including those with the industrial classifications for pump dispensing equipment. The Committee policy is to have executive officers' base salaries at least within the first quartile of the objectively established ranges for officers' salaries of like manufacturing companies.

       The President and Chief Executive Officer's salary is recommended by the Committee and approved by the Board of Directors. The President and Chief Executive Officer presents to the Committee for approval the recommended remuneration for the executive officers who operate under his control. The financial results of the Company for the last fiscal year were favorably improved over the previous year. Based upon these results and his individual contribution to this performance, Mr. Pinner's base salary for 1996 was increased 9%. When approving the compensation of the listed executive officers, the Committee utilized the same factors and criteria used in determining Mr. Pinner's salary.

   STOCK INCENTIVE PLAN

       To encourage superior financial results, the Company, in 1992, implemented a Stock Incentive Plan which was approved by the stockholders at the 1993 annual stockholders' meeting. The purpose of this Plan is to promote the long-term financial performance of the Company by attracting and retaining high caliber executives and other key employees. It is also the policy of the Committee to distribute incentive stock awards to key individuals throughout management based on their performance in attainment of the Company's business objectives and business plan. The options granted under this program are vested over a number of years to encourage the financial growth of the Company plus the retainment of key personnel. Only Mr. Negovetich, who was recently hired by the Company, was granted stock options during the fiscal year.

   CASH BONUSES

       Also, to promote superior financial results, the Committee has adopted and is responsible for administering a Key Management Incentive Bonus Plan. This Plan is designed to encourage sustained progress and growth of the Company coupled with financial results for the benefit of its stockholders. The bonuses under this Plan are based on the attainment of corporate objectives as stated in the Company's Business Plan as approved by the full Board of Directors. Mr. Pinner received a cash bonus of $120,000, and Mr. Negovetich and Mr. St-Denis received cash bonuses of $60,000 and $30,000 respectively. These bonuses were paid for their performance during the fiscal year and their efforts on acquiring the French company, Sofitam.

   COMMITTEE COMPOSITION

       This Report is submitted by the current members of the Board of Directors' Compensation Committee comprised of Walter S. Ainsworth, Chairman; James K. Baker; and Richard W. Hansen.

                                   Walter S. Ainsworth,
                                   Chairman
                                   James K. Baker
                                   Richard W. Hansen


                            PERFORMANCE GRAPH

       The following graph compares the yearly percentage change in the Company's cumulative total stockholderc return on Common Stock for the last five fiscal years with the cumulative return Russell 2000 index and the Peer Group:

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
          TOKHEIM CORPORATION, RUSSELL 2000 INDEX AND PEER GROUP
                  (PERFORMANCE RESULTS THROUGH 11/30/96)




                   1991        1992       1993       1994       1995
   1996
   ----------------------------------------------------------------------------------
   Tokheim Corp.+  $100.00   $ 77.46    $128.17     $ 94.37      $ 74.65     $101.41

   Russell 2000   $100.00    $123.58    $147.04     $145.40      $186.52     $217.31
    Index +
   Peer Group+    $100.00    $120.95    $178.26     $168.11      $238.73     $305.73


   Assumes $100 invested at the close of trading 11/90 in Tokheim Corp. common stock, Russell 2000 Index, and Peerb Group.
   *Cumulative total return assumes reinvestment ofdividends. Source:  Value
    Line, Inc.
   Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.



    STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL OWNERS
                           MANAGEMENT OWNERSHIP

       The following table sets forth as of the Record Date, the number of shares beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) by each director of the Company, each of the executive officers named in the Summary Compensation Table, included elsewhere herein, and the current directors and executive officers of the Company as a group. All references are to Common Stock unless otherwise specifically noted:


                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                      COMMON       PREFERRED   EXERCISABLE
   NAME                   COMMON       STOCK         STOCK        STOCK       PERCENT
                          STOCK     IN THE RSP    IN THE RSP     OPTIONS     OF CLASS

   Walter S. Ainsworth    3,214(1)       -             -             -           *
   Robert M. Akin, III    2,600          -             -             -           *
   James K. Baker         1,400          -             -             -           *
   B. D. Cooper           2,600(2)(3)    -             -             -           *
   Condell B. Ellis, Jr.  2,267         230           526         23,000         *
   Gerald H. Frieling,
     Jr.                  5,200          -             -             -           *
   Terry M. Fulmer          500       7,313         2,076          29,500        *
   Richard W. Hansen        200          -             -             -           *
   John A. Negovetich     2,000           0            17           7,500        *
   Dr. Winfred M.
      Phillips            1,400           -            -             -           *
   Douglas K. Pinner      6,010       2,759         1,028         115,322      1.2
   Ian M. Rolland         1,925           -            -             -           *
   Jacques St-Denis           0         348           842           1,875        *
   Executive Officers
   and Directors as a
   Group                 32,224      12,458        7,850          215,197      2.5
   (16 persons)


     *Represents less than 1% of the Company's outstanding Common Stock.

(1) In addition, Catherine Ainsworth, Mr. Ainsworth's wife, owns 478 shares, with respect to which Mr. Ainsworth disclaims any beneficial interest.
(2) In addition, Barbara Cooper, Mr. Cooper's wife, owns 1,000 shares, with respect to which Mr. Cooper disclaims any beneficial interest.
(3) In addition, P.E.S., Inc. Pension Plan owns 2,000 shares. Mr. Cooper is a participant and trustee of the Plan.

                         OTHER BENEFICIAL OWNERS

       The following table sets forth the number of shares of Common Stock beneficially owned by the only persons known to the Company to own more than 5% of the outstanding shares of Common Stock and the holder of the Company's Convertible Preferred Stock:


     NAME OF  INDIVIDUAL        AMOUNT AND NATURE OF     CLASS OF       PERCENT OF
     OR IDENTITY OF GROUP       BENEFICIAL OWNERSHIP      SHARES          SHARES

   Fort Wayne National Bank
   110 West Berry Street                               Convertible
   Fort Wayne, Indiana 46802        793,160(1)         Preferred Stock     100.0



     NAME OF  INDIVIDUAL        AMOUNT AND NATURE OF      CLASS OF      PERCENT OF
     OR IDENTITY OF GROUP       BENEFICIAL OWNERSHIP       SHARES         SHARES

   R.B. Haave Associates, Inc.
   270 Madison Avenue
   New York, New York 10016           969,600             Common Stock     12.3

   Joseph Harrosh
   40900 Grimmer Blvd.
   Fremont, California 94538          567,100             Common Stock      7.1

   Pioneering Management
      Corporation
   60 State Street
   Boston, Massachusetts 02114        793,700             Common Stock     10.0

   The TCW Group, Inc.
   865 South Figueroa Street
   Los Angeles, California 90017      526,800             Common Stock      6.6

     (1) Represents shares of the Company's Preferred Stock held by the Trustee of the Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries. Pursuant to this qualified plan, shares of Preferred Stock are to be allocated from time to time to the Company's employees, including its officers. It is not possible to predict the actual number of shares of Preferred Stock which will be allocated to officers in the future. Allocated shares are voted by the participants, including officers, to whom they are allocated. Unallocated shares are voted by the Trustee in proportion to the vote by participants with respect to allocated shares.


   ELECTION OF INDEPENDENT AUDITORS

       The Company By-Laws provide that independent auditors shall be elected each year at the Annual Meeting of Stockholders and that an Audit Committee, comprised only of non-employee directors, shall recommend independent auditors for consideration by the stockholders.

       The current Audit Committee has recommended selection of Coopers & Lybrand, L.L.P. as independent auditors for fiscal year 1997. In accordance with that recommendation, the Board of Directors proposed adoption of the following resolution:

          RESOLVED, That Coopers & Lybrand, L.L.P. be and hereby is elected independent auditors, to audit the accounts and records of the Company for fiscal year 1997, to report on the financial position of the Company, and to perform such other appropriate accounting services as may be required by the Board of Directors.

       Coopers & Lybrand, L.L.P. has audited the accounts of the Company for many years. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the meeting and will be available to respond to appropriate questions from the stockholders or to make a statement if so desired.

       The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting is required for the election of auditors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL


   AMENDMENT TO THE 1992 STOCK OPTION PLAN

   THE AMENDMENT

       On January 22, 1997, the Board of Directors of the Company adopted, subject to approval by the shareholders, an amendment (the "Amendment") to the Tokheim Corporation 1992 Stock Incentive Plan (the "Plan"). The Amendment calls for an increase in the number of shares of Company Common Stock authorized for issuance under the Plan. Currently, the Plan authorizes up to 400,000 shares of Company Common Stock for issuance 350,000 shares under the stock option component of the Plan, and 50,000 shares under the restricted stock component of the Plan. The Amendment would increase the number of shares authorized for issuance under the stock option component from 350,000 to 850,000. The number of shares authorized for issuance under the restricted stock portion of the Plan would not be affected.

       The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to adopt the Amendment. Abstentions and broker non-votes will have the same effect as no vote. If approved, the Amendment will become effective as of April 18, 1997, and 500,000 shares of authorized, but unissued shares of Common Stock of the Company, will be reserved for future grants. As of February 7, 1997, there were 774 shares of Company Common Stock available for issuance under the stock option component of the Plan, and 50,000 shares available under the restricted stock component of the Plan.

       The following general description of certain features of the Plan is qualified in its entirety by reference to the Plan, which is included as Exhibit A to this proxy statement.

   PRINCIPAL FEATURES OF THE PLAN

       At the 1992 Annual Meeting, shareholders approved a proposal made by the Board of Directors to adopt and approve a stock option plan for officers and key employees. Directors, who are not employees of the Company, are ineligible to receive stock options under the Plan. The Plan became effective on December 15, 1992.

       The purpose of the Plan, as with prior stock option plans, is to promote the long-term financial performance of Tokheim by; (1) attracting and retaining executive and other key employees of Tokheim and its subsidiaries with outstanding abilities by using competitive incentive compensation opportunities; (2) motivating such employees to further the long-range goals of Tokheim; and (3) furthering the identity of interests of participating employees and Tokheim shareholders through opportunities for increased management ownership of Company Common Stock.

       The Plan provides that a committee (the Committee ) consisting of at least two members of the Compensation Committee of the Board of Directors, who have not, during the year prior to serving on the Committee, or during such service, been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates. The Committee has sole authority to, among other things, determine the employees of Tokheim and its subsidiaries to whom options will be granted, determine (within limits prescribed by the Plan) the type of options will be granted and the number of shares and terms upon which such grants are made, and interpret the Plan. The Committee may, at its discretion, prior to December 14, 2002, grant in the aggregate, incentive stock option ("ISOs") and non-qualified stock option ("NQSO") awards up to the number shares of Company Common Stock authorized under the Plan to officers and key employees of the Company and its subsidiaries. The number of shares awarded or subject to options under the Plan is subject to adjustment in the event of merger, consolidation, reorganization, recapitalization, stock dividends, stock splits, or other similar change in the corporate structure or capitalization of Tokheim which affects Company Common Stock.

       The average of the high and low quotations for the Company's Common Stock on February 7, 1997, as reported by the New York Stock Exchange, was 9.575. There are currently nine executive officers and approximately one-hundred fifty other employees of the Company and its subsidiaries who are eligible to receive options.

       Options will be for terms determined by the Committee, but not more than ten (10) years from the date of grant. No ISO or NQSO is exercisable before the first anniversary or the date that the option was granted, with exceptions for death, disability or retirement. The option price of each share, under an ISO or NQSO, will not be less than one-hundred percent (100%) of the fair market value of a share of Company Common Stock on the date the option is granted. Options awarded under the Plan are not transferable by a participant other than by will or the laws of descent and distribution. During the participant's lifetime, stock options can be exercised only by the participant.

       Under the Plan, the Committee may grant a participant a Stock Appreciation Right ("SAR") to be used in conjunction with a stock option. SARs may not be granted in conjunction with previously granted ISOs without the affected participant's written consent. A Stock Appreciation Right is the right to surrender all or part of a stock option for payment of an amount no greater than the excess of the fair market value of one or more shares of Company Common Stock (determined on the date the right is exercised) over the fair market value of the same number of shares determined on the date the related stock option was granted.

       The Committee will determine the number of shares of Company Common Stock and the percentage (not to exceed one hundred percent (100%) or maximum amount of the increase in fair market value of those shares over the relevant period upon which payment of each SAR will be based at exercise. SARs can be exercised with respect to no more than the number of shares for which the related stock option is exercisable on the date of exercise. Each SAR issued in conjunction with an ISO may be exercisable only when there has been an increase in the fair market value of the shares over the relevant period. The committee may impose conditions on SARs that are subject to Section 16 of the Securities Exchange Act of 1934, as amended, as the Committee deems necessary or desirable for the participant to comply with or obtain an exemption from
   Section 16.

       Upon exercise of an SAR, the right to exercise the related stock option automatically terminates to the same extent that the SAR was exercised. SARs terminate and are not exercisable after the date on which the related stock option terminates. Participants may not transfer SARs except together with the related stock options and except by will or the laws of descent and distribution. During the participant's lifetime, SARs can be exercised only by the participant.

       The Committee may, at any time, grant a Restricted Stock Award ("RSA") to a participant. A RSA means the right to receive, at specified times and subject to specified conditions, shares of Company Common Stock which may bear such restrictions and/or restrictive endorsements as the Committee determines. The Committee will determine the number of shares of Company Common Stock that may be awarded and the conditions for awarding and delivering shares to the participant under each RSA granted.

       An RSA may, in the Committee's discretion, provide for the issuance of the shares that may be awarded under the RSA in the participant's name subject to the following restrictions: The shares may not be sold, transferred, pledged or otherwise assigned or encumbered by the participant, except by will or by the laws of descent and distribution. Each stock certificate will be registered in the participant's name and deposited with the Secretary of the Company until conditions for final issuance are satisfied. Dividends paid on the shares will be paid to the participant at the times on the conditions that the Committee determines. Shares and dividends that have not been distributed to a participant are subject to forfeiture, as described below. Each RSA will provide for the distribution of awarded shares of Company Common Stock at such times during the period beginning on the first anniversary and ending on the tenth anniversary of the date of the grant of the RSA, as the Committee determines. The Committee, in its discretion, may provide for distribution prior to the first anniversary, if the participant's employment with Tokheim and all subsidiaries terminates on account of death, disability or retirement.

       Each RSA provides that the participant forfeits all rights under the RSA and all shares of stock issued pursuant to the RSA that have not been distributed to the participant free of all restrictions, and all undistributed amounts credited to the participant with respect dividends paid on Company Common Stock pursuant to the RSA if either (a) the participant's employment with the Company and its subsidiaries terminates for any reason other than death, disability, retirement or other reasons that the Committee determines should not cause forfeiture, or (b) the conditions, if any, in the RSA are not fully satisfied within the prescribed time.

   CHANGE IN CONTROL

       If a Change of Control of the Company occurs, any stock options warded under the Plan will become fully exercisable as to all shares of stock from and after the date of the Change of Control and will, subject to the ten (10) year expiration period, remain exercisable for three (3) months following the participant's termination of employment with Tokheim if such termination occurs within six (6) months after the Change of Control occurred.

       Generally, a Change of Control is defined under the Plan as change of control of a nature such that (1) it would have to be reported by a person or entity subject to the reporting requirements of Section 14(a) of the Securities Exchange Act of 1934 (or successor provision), as in effect on the date of the Plan; (2) a person or group is or becomes the beneficial owner of more than thirty percent (30%) of the combined voting power of the Company's then-outstanding securities, followed by the election by that person or group of one (1) or more representatives to Tokheim's Board of Directors; (3) a person or group becomes the beneficial owner of more than fifty percent (50%) of the combined voting power of the Company's then-outstanding securities, whether or not followed by the election by the person or group of one (1) or more representatives to Tokheim's Board of Directors ; or (4) any other event that effectively places control of Tokheim's business and affairs in a person or group different from the present shareholders of Tokheim. No Change of Control will be deemed to have occurred if a majority of the members of the Board of Directors approves within thirty (30) days thereafter of a change that would otherwise constitute a Change of Control.

   FEDERAL INCOME TAX CONSEQUENCES

       The following is a general summary of certain Federal income tax consequences under current laws to participants in the Plan. It does not purport to be a complete discussion of all relevant aspects of Federal income taxation and does not discuss state, local or foreign tax consequences. Each employee is urged to consult his personal tax advisor as to the precise federal, state, local, foreign, and other tax consequences or participation in the Plan.

       NQSOs. An employee will not recognize any income, and the Company will not be entitled to a deduction, upon the grant of NQSOs. Upon the exercise of NQSOs, an employee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price, and the Company will be entitled to a corresponding deduction.

       An employee's aggregate basis in shares acquired upon the cash exercise of a NQSO will be equal to the fair market value of such shares on the date of exercise, and the holding period of such shares will begin on such date. Upon a sale of shares acquired pursuant to the exercise of a NQSO, an employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale and the employee's basis in such shares. Such gain or loss generally will be long-term capital gain or loss if the employee has held such shares for more than one year.

       ISOs. An employee will not recognize any income, and the Company will not be entitled to any deduction, upon the grant or timely exercise of an ISO. Exercise of an ISO will be timely if made while the optionee is employed by the Company or within three (3) months after the cessation of such employment (one (1) year if the optionee is disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the Code )). The timely exercise of an ISO may, however, affect the computation of the employee's alternative minimum tax. An employee's aggregate basis of shares acquired upon cash exercise of an ISO will be equal to the option price paid for such shares. The holding period for such shares will begin on the date of exercise.

       If an employee disposes of shares acquired pursuant to the exercise of an ISO more than two (2) years after the date of grant and more than one (1) year after the exercise of such ISO, any gain or loss recognized upon such disposition generally will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, shares acquired pursuant to the exercise of an ISO are disposed of prior to the expiration of either holding period described above (a disqualifying disposition ), generally (i) the employee will recognize ordinary income at the time of the disposition in an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise, (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (ii) the Company will be entitled to a corresponding deduction. Any additional gain recognized by the employee will be taxed as a short-term or long-term capital gain, as the case may be, and will not result in any deduction by the Company.

       PAYMENT IN SHARES. The following rules should apply with respect to the exercise of a NQSO by the surrender of previously owned shares of Company Common Stock. An employee who pays the option price upon exercise of a NQSO, in whole or part, with shares of Company Common Stock already owned by him will not recognize any gain or loss on the shares surrendered, but otherwise will be taxed on the options according to the rules described above for NQSOs. The number of shares acquired upon exercise that is equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered, and the holding period for such shares will include the holding period for the share surrendered. Any additional shares received will have a basis equal to the fair market value of such shares when received, and the holding period for such shares will begin on such date. If the shares delivered in payment of the option price were previously acquired by the employee through the exercise of an ISO ("ISO Stock"), then the shares acquired in exchange for such ISO Stock will be treated as ISO Stock.

       The following rules should apply with respect to the exercise of any ISO by the surrender of previously owned shares of Company Common Stock. If an employee exercises an ISO with shares of Company Common Stock or ISO Stock for which the applicable holding requirements have been met, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares acquired upon exercise that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period for the shares surrendered, and
   (iii) any additional shares acquired will have a zero basis and will have a holding period that begins on the date of exchange. If the shares surrendered in payment of the option price are statutory option stock (including ISO Stock) and the applicable holding period for such statutory stock has not been met, such surrender will constitute a disqualifying disposition and any gain realized on such transfer will be taxable to the employee, as discussed above. If any of the shares so acquired are disposed of within two (2) years from the date of the grant of the ISO or within one (1) year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition that may give rise to ordinary income as discussed above.

       SARS. An employee will not recognize any income, and the Company will be entitled to a deduction, upon the grant of a SAR. Upon exercise of a SAR, the amount of any cash and the fair market value as of the date of exercise of any shares of Company Common Stock received by the employee will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction. Upon a sale of shares of Company Stock acquired pursuant to the exercise of SARs, an employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale and the employee s basis in such shares.

       RESTRICTED STOCK. An employee generally will not recognize any income upon the receipt of a restricted stock award unless the employee elects under Section 83(b) of the Code within thirty (30) days of acquiring the restricted stock, to recognize ordinary income in an amount equal to the excess of the fair market value of such shares at the time of receipt (determined without regard to any restriction on such shares other than a restriction which by its terms will lapse) over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction at the time when, and in the amount that, the employee recognizes ordinary income. If shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the employee for the amount previously included in income, and the Company will be deemed to recognize ordinary income equal to the amount of the deduction taken by the Company at the time of the election in respect of such forfeited shares. If the election is not made, the employee generally will recognize ordinary income, when the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code), in an amount equal to the excess of the fair market value of the shares on such date over the amount, if any paid for such shares. The Company will be entitled to a corresponding deduction at the time when, and in the amount that, the employee recognizes ordinary income.

       GENERAL. The foregoing summary of Federal tax consequences assumes that the disposition of shares received pursuant to the Plan would not subject the employee to liability under Section 16(b) of the Exchange Act. Section 16(b) of the Exchange Act generally does not impose Section 16(b) liability upon the sale shares following exercise of an option, SAR or performance unit award if the sale of such shares took place more than six (6) months following the date of grant of the option, SAR or performance unit award (provided that no other purchases have been made six (6) months or after such a sale).

       There have been no benefits or amounts allocated under the Amended
   Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


   STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

       Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary, Tokheim Corporation,
   P. O. Box 360, Fort Wayne, Indiana 46801, no later than November 7, 1997. Stockholder proposals received by this deadline and complying with all other relevant proxy regulations, will be included in the Company's Proxy Statement relating to the 1997 Annual Meeting.

   OTHER BUSINESS

       The Board of Directors knows of no matters other than those specified above which are to be presented at the meeting. Should any other matters properly come before the meeting, or any adjournments thereof, the person or persons voting the proxies will vote them in accordance with their best judgment in the interest of the Company.

                                   By Order of the Board of Directors,

                                   Norman L. Roelke, Secretary


   March 24, 1997





                              TOKHEIM CORPORATION

                           1992 STOCK INCENTIVE PLAN


                                   SECTION 1.

                                    GENERAL

               1.1 Effective Date and Purpose. Tokheim Corporation, an Indiana corporation ("Tokheim"), has established the TOKHEIM CORPORATION 1992 STOCK INCENTIVE PLAN (the "Plan") effective as of December 15, 1992 (the "Effective Date"), and approved by the holders of a majority of the shares of Tokheim stock entitled to vote at the Annual Meeting of Tokheim Stockholders held April 14, 1993. The purpose of the Plan is to promote the long-term financial performance of Tokheim by (a) attracting and retaining executive and other key employees of Tokheim and its Subsidiaries (as defined in subsection 2.1) who possess outstanding abilities with incentive compensation opportunities which are competitive with those of other similar corporations; (b) motivating such employees to further the long-range goals of Tokheim; and (c) furthering the identity of interests of participating employees and Tokheim stockholders through opportunities for increased management ownership of Tokheim Common Stock.

               1.2 Plan Administration. The Plan shall be administered by the Committee (as described below). In addition to those rights, duties, and powers vested in the Committee by other provisions of the Plan, the Committee shall have sole authority to:

                    (a) Determine the employees of Tokheim and its Subsidiaries to whom options shall be granted, when such options shall be granted, and the number of shares and the terms upon which such options shall be granted;

                    (b)  Interpret the provisions of the Plan;

                    (c) Adopt, amend, and rescind rules and regulations for the administration of the Plan;

                    (d) Impose such limitations, restrictions, and conditions upon grants and awards under the Plan as it shall deem appropriate; and

                    (e) Make all other determinations deemed by it to be necessary or advisable for the administration of the Plan;

                    provided that the Committee shall exercise its authority in accordance with the provisions of the Plan. The Committee may not exercise its authority at any time that it has fewer than two members. The Committee may meet by telephonic connection. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a writing without a meeting.

                         At any date, the members of the Committee shall
                    be those members of the Compensation Committee of the Board of Directors of Tokheim who are Disinterested Persons; that is, those members who have not, during the one year prior to service on the Committee, or during such service, been granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members, and appoint new members in substitution, but in all events such new members shall be Disinterested Persons.

               1.3 Shares Available. The sum of the number of shares of Tokheim Common Stock for which Incentive Stock Options ("ISOs") and Nonqualified Stock Options ("NSOs") (both as defined in subsection 3.1) may be granted may not exceed 350,000. If all or a portion of an ISO or NSO expires or is terminated without having been exercised in full and without having been surrendered to exercise any related Stock Appreciation Right ("SAR") (as defined in subsection 4.1), then the number of shares which are forfeited or not purchased shall again be available for purposes of making grants under this Plan. The shares of Tokheim Corporation delivered pursuant to the Plan shall be authorized but unissued shares or reacquired shares held by Tokheim as treasury shares (including shares purchased in the open market). In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of Tokheim which affects the Tokheim Common Stock, appropriate adjustment, as determined by the Board of Directors of Tokheim (or its successor), shall be made with respect to the number and kinds of shares (or other securities) which may thereafter be awarded or be subject to options under the Plan. Agreements evidencing grants and awards under the Plan shall be subject to and shall provide for appropriate adjustments, as determined by the Board of Directors or Tokheim (or its successor) in the event of such change in the corporate structure or capitalization of Tokheim occurring after the date of grant or award.

               1.4 Term, Amendment, and Termination of Plan. Grants and awards may not be made under the Plan after the earlier of December 14, 2002 or the termination date of the Plan. The Board of Directors of Tokheim may amend or terminate the Plan at any time except that, without the approval of the holders of a majority of Tokheim stock entitled to vote at a duly held meeting of such stockholders, the Board may not:

                    (a) Increase the number of shares of Common Stock which may be issued under the Plan except as provided in subsection 1.3;

                    (b) Reduce the minimum option price under any stock option, except as provided in subsection 1.3;

                    (c) Increase the maximum period during which Incentive Stock Options, Nonqualified Stock Options, and Stock Appreciation Rights may be exercised;

                    (d)  Extend the term of the Plan; and

                    (e) Amend the standards for participation described in Section 2.

                         In addition, the Committee may amend or modify
                    any outstanding option in any manner to the extent that the Committee would have had the authority to initially grant such options as so modified or amended, including, without limitation, to change the date or dates as of which an option becomes exercisable. Provided, no modification shall be permitted where such modification would be considered as the granting of a new option.

                         Amendment or termination of the Plan shall not
                    affect the validity of terms of any grant or award previously made to a Participant in any way which is adverse to the Participant without the consent of the Participant.

               1.5 Compliance with Applicable Law. The Committee may postpone any exercise of an ISO, NSO, or SAR for such time as the Committee in its discretion may deem necessary in order to permit Tokheim (a) to effect or maintain registration of the Plan or Common Stock issuable pursuant to the Plan under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction; (b) to take any action necessary to comply with restrictions or regulations incident to the maintenance of a public market for Tokheim Common stock; or (c) to determine that no action referred to in (a) or (b) above needs to be taken. Tokheim shall not be obligated to issue shares upon exercise of an ISO, NSO, or SAR in violation of any laws, regulation, or rule of a stock exchange. Any such postponement shall not extend the term of an ISO, NSO, or SAR. Neither Tokheim nor its directors or officers shall have any obligation or liability to any Participant (or successor in interest) because of the loss of rights under any grant or award under the Plan due to postponements pursuant to this subsection.

               1.6 Withholding Taxes. Tokheim and its Subsidiaries shall have the right to deduct from any cash payment made pursuant to the Plan the amount of any tax required by law to be withheld from that payment. Tokheim and its Subsidiaries shall have the right to require payment, in cash or in equivalent value in Tokheim Common Stock, from any person entitled to receive Tokheim Common Stock pursuant to the Plan, of the amount of any tax required by law to be withheld with respect to that stock prior to its delivery.


                                       SECTION 2.

                                   PLAN PARTICIPATION

               2.1 Participation Designations. The Committee may, at any time, designate any officer or key employee of Tokheim or of a Subsidiary to be a Participant. For purposes of the Plan, the term "Subsidiary" means any corporation of which, at any date, Tokheim owns directly, or indirectly through an unbroken chain of subsidiary corporations, stock possessing 50 percent or more of the total combined voting power of all classes of stock of that corporation.

               2.2 Participation Is Not a Contract of Employment. The Plan does not constitute a contract of employment. Participating in the Plan does not give any employee the right to be retained in the employ of Tokheim or a Subsidiary and does not limit in any way the right of Tokheim or a Subsidiary to change the duties or responsibilities of any employee.


                                       SECTION 3.

                                     STOCK OPTIONS

               3.1 Grantees. The Committee may, at any time, designate a Participant to receive an Incentive Stock Option or Nonqualified Stock Option (each as defined below) whether or not the Participant has previously received a grant under the Plan. For purposes of the Plan, the term "Incentive Stock Option" means an option to purchase Tokheim Common Stock which meets the requirements of Section 422 of the Internal Revenue Code of 1954, as amended (the "Code"), and the term "Nonqualified Stock Option" means an option to purchase Tokheim Common Stock which is not an Incentive Stock Option. Each ISO and NSO granted under the Plan shall be evidenced by an agreement between the Participant and Tokheim. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan. A Participant shall not have any rights of a stockholder of Tokheim Common Stock with respect to shares subject to an ISO or NSO until such shares are purchased upon exercise of the option.

               3.2 Number of Shares Optioned and Option Price. The Committee shall, subject to the limitations of subsection 1.3 and this Section 3, determine the number of shares of Tokheim Common Stock which may be purchased and the option price of each share on exercise of each ISO and NSO granted under the Plan. To the extent that the aggregate Fair Market Value of stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such options shall be treated as NSOs. The foregoing limitation shall be applied by taking options into account in the order in which they were granted. Provided, in the event and to the extent limits on the maximum number of shares for which ISOs may be granted under
                    Section 422 shall be increased, the maximum number of shares or amount for which ISOs may be granted under this Plan and other plans shall be similarly increased. The option price of each share under an ISO or NSO shall not be less than 100 percent of the Fair Market Value of a share of Tokheim Common Stock on the date the option is granted. For purposes of the Plan, the term "Fair Market Value" means the unweighted mean of the high and low prices of a share of Tokheim Common Stock, on the first date that the stock was so traded which next precedes the date as of which the determination is being made, as reported by the New York Stock Exchange.

               3.3 Exercise of Options and Payments. Each ISO and NSO shall become exercisable in full at such time, or in such portions at such times, as the Committee determines, subject to the following provisions of this subsection 3.3. No ISO or NSO granted to a Participant shall be exercisable prior to the first anniversary of the date that the option was granted except, in the discretion of the Committee, if the Participant's employment with Tokheim and all of its Subsidiaries terminates by reason of death, disability (as defined in section 37(c)(3) of the Code), or retirement (as described in subsection 3.4(d)). During any period that an ISO or NSO is exercisable, it may be exercised by delivering a written notice to Tokheim at its principal office by registered or certified mail, or in person, or by facsimile, stating the number of shares with respect to which the option is being exercised and specifying a date not less than five nor more than 15 days after the receipt of such notice on which the shares will be taken up and payment made therefor. Payment may be made in (a) cash or (b) in the event the Committee does not prohibit such an exchange, in shares of Tokheim Common Stock with an aggregate Fair Market Value on the date of exercise equal to the purchase price, or in any combination of cash and such shares.

               3.4 Termination of Options. Each ISO and NSO shall terminate and not be exercisable after the date determined by the Committee, which date shall not be later than the earliest of (a) the tenth anniversary of the date that the option was granted; (b) the date the Participant's employment with Tokheim and all Subsidiaries terminates for reasons other than described in (c) or (d) next following; (c) the first anniversary of the date the Participant's employment with Tokheim and all Subsidiaries terminates on account of death or disability; or (d) the first anniversary of the Participant's retirement, as approved by the Committee, from employment by Tokheim or a Subsidiary. Exercise of an option pursuant to Section 3.4(d) more than three
                    (3) months after termination of employment shall not qualify for ISO tax treatment in the hands of the Participant.

               3.5 Transferability. Each ISO and NSO granted to a Participant may not be transferred by the Participant except by will or the laws of descent and distribution and may be exercisable during the Participant's lifetime only by the Participant.

               3.6 Change in Control. Notwithstanding any provision to the contrary contained herein or contrary limitations imposed upon an option by the Committee, any stock option granted pursuant to the Plan shall, in the case of a change in control ("Change in Control"), as hereinafter defined, become fully exercisable as to all shares of stock from and after the date of such Change in Control and shall, subject to the provisions of Section 3.4(a), above, remain exercisable for a period of three (3) months following the employee's termination of employment with Tokheim if said termination occurs within six
                    (6) months after the date of the Change in Control.

                         The term "Change in Control" shall mean a
                    Change in Control of a nature such that (1) it would be required to be reported by a person or entity subject to the reporting requirements of Section 14(a) of the Securities Exchange Act of 1934, or successor provisions thereto, as in effect on the date hereof, (2) "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 issued under the Securities Exchange Act), directly or indirectly, of securities of Tokheim, representing in excess of thirty percent (30%) of the voting securities of Tokheim, then outstanding, followed by the election by said person or group of one or more representatives to the Board of Directors of Tokheim; (3) a person or group, as hereinabove defined, is or becomes the beneficial owner, directly or indirectly, of securities of Tokheim, representing in excess of fifty percent (50%) of the voting securities of Tokheim, then outstanding, whether or not followed by the election by said person or group of one or more representatives to the Board of Directors of Tokheim; or (4) any other event, including but not limited to those set forth in paragraphs (1) through
                    (3) above, which shall have the effect of placing control of the business and affairs of Tokheim in a person or group as hereinabove defined, other than or different from the present stockholders of Tokheim. Provided, no Change in Control shall be deemed to have occurred for purposes of this Plan if a majority of the members of the Board of Directors of Tokheim approves of the events which would otherwise constitute a Change in Control within thirty (30) days thereof.


                                       SECTION 4.

                               STOCK APPRECIATION RIGHTS

               4.1 Grantees. The Committee may, at the time a stock option is granted under Section 3 to a Participant or at any time thereafter, designate that Participant to be granted, in conjunction with that stock option, a Stock Appreciation Right (as defined below). No Stock Appreciation Right may be granted in conjunction with a previously granted ISO without the written consent of the affected Participant.
                    For purposes of the Plan, the term "Stock
                    Appreciation Right" means a right to surrender all or a portion of a stock option and receive, in exchange, payment of an amount no greater than the excess of the Fair Market Value (as defined in subsection 3.2) of one or more shares of Tokheim Common Stock determined on the date the right is exercised over the Fair Market Value of the same number of shares of Tokheim Common Stock determined on the date the related stock option was granted. Each SAR granted under the Plan shall be evidenced by an agreement between the Participant and Tokheim. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

               4.2 Terms of SARs. The Committee shall determine the number of shares of Tokheim Common Stock and the percentage (not more than 100 percent) or maximum amount of the increase in Fair Market Value of those shares over the relevant period upon which payment of each SAR at exercise shall be based. Each SAR may be exercisable at any date with respect to no more than the number of shares for which the related stock option is exercisable on that date. Each SAR issued in conjunction with an ISO may be exercisable only when there has been an increase in Fair Market Value of the shares over the relevant period. If a Participant to whom an SAR has been granted is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, impose such conditions and limitations upon such SAR as the Committee deems necessary or desirable for the Participant to comply with or obtain an exemption from such Section 16 and applicable rules and regulations. The terms of an SAR may include such other conditions and limitations upon exercise as the Committee deems desirable.

               4.3 Exercise of SARs and Payment. During any period that an SAR is exercisable, it may be exercised by delivering a written notice to Tokheim at its principal office by registered or certified mail, or in person, which specifies the extent to which the SAR is being exercised. Payment to the Participant shall be made as soon as practicable after exercise of the SAR and may be made in cash, in shares of Tokheim Common Stock with an aggregate Fair Market Value on the date of exercise equal to the amount to be paid, or in any combination of cash and such shares. Upon exercise of an SAR, the right to exercise the related stock option shall automatically be terminated to the same extent that the SAR was exercised.

               4.4 Termination of SARs. Each SAR shall terminate and not be exercisable after the same date that the related stock option terminates.

               4.5 Transferability. Each SAR granted to a Participant may not be transferred by the Participant except together with the related stock option and except by will or the laws of descent and distribution and may be exercisable during the Participant's lifetime only by the Participant.


                                       SECTION 5.

                                RESTRICTED STOCK AWARDS

               5.1 Grantees. The Committee may, at any time, designate a Participant to receive a Restricted Stock Award (as defined below) whether or not the Participant has previously received an award under the Plan.
                    For purposes of the Plan, the term Restricted Stock Award ("RSA") means the right to receive, at specified times and subject to specified conditions, shares of Tokheim Common Stock which may bear such restrictions and/or restrictive endorsements as the Committee determines. Each RSA shall be evidenced by an agreement between the Participant and Tokheim. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

               5.2 Grants of Restricted Stock Awards. The sum of the number of shares of Tokheim Common Stock from which RSAs may be granted may not exceed 50,000. The Committee shall, subject to the foregoing limitation, determine the number of shares of Tokheim Common Stock which may be awarded and the conditions which must be met for award and delivery of the shares to the Participant under each RSA granted under the Plan. An RSA may provide, in the discretion of the Committee, for the issuance of the shares which may be awarded under the RSA in the name of the Participant subject to the following restrictions:

                    (a) The shares may not be sold, transferred, pledged, or otherwise assigned or encumbered by the Participant except by will or the laws of descent and distribution;

                    (b) Each stock certificate shall be registered in the name of the Participant and deposited with the Secretary of Tokheim until all conditions upon final issuance shall have been satisfied;

                    (c) Dividends paid on the shares shall be paid to the Participant at such times and under such conditions as the Committee shall determine; and

                    (d) The shares and dividends which have not been distributed to the Participant shall be subject to forfeiture in accordance with subsection 5.4.

                    Subject to the foregoing restrictions, the Participant shall have all of the rights of a holder of Tokheim Common Stock with respect to the shares issued to him or her under this subsection 5.2.

               5.3 Distribution of Shares. Subject to the provisions of subsection 5.4, each RSA shall provide for the distribution of the awarded shares of Tokheim Common Stock free of all restrictions to the Participant or, in the event of the Participant's death, the person or persons to whom the RSA was transferred by will or the laws of descent and distribution. Distribution shall be provided for at such time or times during the period beginning on the first anniversary and ending on the tenth anniversary of the date of grant of the RSA as the Committee shall determine except that, in the discretion of the Committee, distribution may be provided for prior to the first anniversary if the Participant's employment with Tokheim and all Subsidiaries terminates on account of death, disability, or retirement (as described in subsection 3.4(d)).

                    Notwithstanding anything to the contrary contained in this Section 5, in the event of a Change in Control, as previously defined, the restrictions imposed hereunder shall lapse with respect to all RSAs.

               5.4 Forfeiture. Each RSA shall provide that Participant shall forfeit all rights under the RSA, all shares of Tokheim Common Stock issued pursuant to the RSA which have not been distributed to the Participant free of all restrictions, and all undistributed amounts credited to the Participant with respect to dividends paid on Tokheim Common Stock pursuant to the RSA if:

                    (a) The Participant's employment with Tokheim and all Subsidiaries terminates for any reason other than death, disability, retirement (as described in subsection 3.4(d)), or other reasons determined by the Committee which should not cause forfeiture; or

                    (b) The conditions, if any, specified in the RSA are not fully satisfied within the prescribed time.






   PROXY                         TOKHEIM CORPORATION                     PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 18, 1997

   Gerald H. Friedling and Walter S. Ainsworth, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of common stock and convertible preferred stock of Tokheim Corporation held on record by the undersigned on February 7, 1997 at the Annual Meeting of Stockholders to be held on April 18, 1997 in the Company's offices at 10501 Corporate Drive, Fort Wayne, Indiana, at 10:00 a.m., and at any postponement or adjournment thereof.
   THIS PROXY WILL BE VOTED AS DIRECTED OR, IN THE ABSENCE OF SPECIFIC DIRECTIONS, SAID PROXY IS AUTHORIZED TO VOTE "FOR" ITEMS 1, 2 AND 3.

   ( )  Check here for address change.     ( )  Check here if you
                                                plan to attend the
                                                meeting.
   New Address: ___________________________
   ________________________________________
   ________________________________________

                    (Continued and to be signed on reverse side.)


                             STANDARD FINANCIAL, INC.
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  (X)

                                FOR     WITHHELD      FOR ALL                                   FOR    AGAINST  ABSTAIN
                                ALL       ALL         EXCEPT                                    ( )      (  )     (  )

   1.   Election of Directors   ( )       (  )         (  )      2.  To elect Coopers &
        Nominees: Robert M.                                          Lybrand as the
  1997  Akin, III, James K. Baker,                                   independent auditors
    P   and Richard W. Hansen                                        for the 1997 fiscal year.
    R
    O   _________________________________
    X   (Except Nominee(s) written above)                                                       FOR    AGAINST   ABSTAIN
    Y                                                            3.  To amend 1992 Stock        ( )      (  )      (  )
                                                                     Incentive Plan as set
                                                                     forth in the Proxy
                                                                     Statement.

                                                                                                FOR    AGAINST   ABSTAIN
                                                                 4.  To transact any other      ( )      (  )      (  )
                                                                     business that may
                                                                     properly come before
                                                                     the meeting.

                                                                      Dated:  ________________, 1997

                                                                 Signature(s) _______________________

                                                                 ____________________________________

                                                                 Please vote, sign, date, and
                                                                 return this proxy card promptly
                                                                 using the enclosed envelope.
